UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 18, 2011
Date of Report (date of earliest event reported)
SKYPEOPLE FRUIT JUICE, INC.
(Exact name of Registrant as specified in its charter)
Florida	000-32249	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
16F, National Development Bank Tower , No. 2, Gaoxin 1st Road, Xi’an, China
(Address of principal executive offices, including zip code)
011-86-29-88377216
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

SkyPeople Fruit Juice, Inc. , a Florida company (the “Company”), held its Annual Meeting of Shareholders on August 18, 2011.  Four proposals were submitted to and approved by the shareholders. The four proposals submitted and approved by the shareholders are described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 25, 2011 and delivered to the shareholders on or about July 27, 2011.

The proposals and the results of the shareholder votes are as set forth follows.

1.	Proposal to elect five directors for one-year terms
	For	Withheld	Broker Non-Votes
Guolin Wang	15,455,880	153,622	5,673,653
Norman Ko	15,456,080	153,422	5,673,653
John Smagula	15,455,858	153,644	5,673,653
Xiaoqin Yan	14,162,861	1,446,641	5,673,653
Yonke Xue	15,352,839	256,663	5,673,653

All of SkyPeople Fruit Juice, Inc’s nominees were elected, with each nominee receiving a plurality of the votes cast.

2.	Proposal to approval of Stock Incentive Plan

	For	Against	Abstain	Broker Non-Votes
Stock Incentive Plan	15,337,852	267,076	4,574	5,673,653

The Stock Incentive Plan was approved with a majority of the votes cast.

3.	Proposal to ratify the Audit Committee’s selection of the independent registered public accounting firm

	For	Against	Abstain
Ratification of the independent registered public accounting firm	21,043,026	216,402	23,727

The independent registered public accounting firm was approved with a majority of the votes cast.

There is no proposal for other business as may properly come before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYPEOPLE FRUIT JUICE, INC.

Date: August 23, 2011	By: /s/ Spring Liu Spring Liu Chief Financial Officer